UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2011
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377

(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
14400 North 87th Street
Scottsdale, Arizona 85260-3649
(Address of principal executive offices including zip code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 26, 2011, JDA Software Group, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of the Company’s common stock, par value $0.01 per share, voted in person or by proxy at the Annual Meeting was 40,105,001, representing approximately 95% of the 42,276,491 shares outstanding and entitled to vote at the Annual Meeting. Below are the final voting results for the proposals that were voted upon at the Annual Meeting. For more information on the proposals, see the Company’s proxy statement dated April 14, 2011.
(1)	The stockholders elected, by a majority of the votes cast, each of the nominees listed below as Class III Directors of the Board of Directors of the Company, each to serve as directors until the Company’s 2014 annual meeting of stockholders and until their successors are elected and qualified:

Name	For	Against	Abstain	Non-Votes
James D. Armstrong	36,391,602	933,376	653	2,779,370
Hamish N. Brewer	37,057,347	266,635	1,649	2,779,370

(2)	Advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Non-Votes
36,875,011	378,894	71,726	2,779,370

(3)	Advisory vote regarding whether the frequency with which the stockholders of the Company should have an advisory vote on the compensation of the Company’s named executive officers should be every year, every two years or every three years:

1 Year	2 Years	3 Years	Abstain
33,377,647	71,763	3,817,208	59,013

(4)	The stockholders ratified, by a majority of the votes cast, the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011:

For	Against	Abstain
39,695,104	403,356	6,541

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: June 1, 2011	By:	/s/ Peter S. Hathaway
Peter S. Hathaway
Executive Vice President and Chief Financial Officer